Angel Oak Mortgage REIT, Inc. Reports Second Quarter 2024 Financial Results

ATLANTA – August 6, 2024 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the second quarter of 2024.

Second Quarter and Year-to-Date Highlights
•Q2 2024 net interest income of $9.5 million, an increase of 47% versus Q2 2023.
•Net interest income of $18.0 million in the first six months of 2024, an increase of 36% versus net interest income of $13.3 million in the first six months of 2023.
•Q2 2024 GAAP net loss of ($0.3) million, or ($0.01) per diluted share of common stock.
•Q2 2024 Distributable Earnings loss of ($2.3) million, or ($0.09) per diluted share of common stock.
•GAAP book value of $10.23 per share of common stock as of June 30, 2024, down from $10.55 per share of common stock as of March 31, 2024.
•Economic book value of $13.16 per share of common stock as of June 30, 2024, down from $13.78 per share of common stock as of March 31, 2024.
•Declared dividend of $0.32 per share of common stock, to be paid on August 30, 2024 to common stockholders of record as of August 22, 2024.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., said "We are proud to mark our fourth consecutive quarter of net interest income expansion with growth of 47% from the second quarter of 2023 to the second quarter of 2024, and a 36% increase from the first six months of 2023 to the first six months of 2024. This performance underscores the momentum we carry as we deploy the proceeds of our $50 million senior unsecured notes issuance in July, which we expect to catalyze the next phase of growth for AOMR. With this additional capital, we intend to deliver further net interest income and earnings accretion, enabled by the purchase of additional newly-originated loans and the subsequent execution of profitable securitizations while maintaining our vigilant and methodical capital allocation and liquidity management strategy. We have demonstrated our ability to deliver consistent, sustained value creation and effectively manage capital, and we look forward to beginning our next phase of growth in the second half of 2024.”

Portfolio and Investment Activity
•During the quarter, the Company executed the AOMT 2024-4 securitization as the sole contributor of loans. The Company contributed loans with a scheduled unpaid principal balance of approximately $299.8 million and a 7.4% weighted average coupon. This securitization reduced the Company’s whole loan warehouse debt by $235.9 million and reduced financing costs by approximately 100 basis points compared to the financing cost prior to securitization.
•Additionally, the Company participated in the AOMT 2024-6 securitization during the second quarter. AOMT 2024-6 was an approximately $479.6 million scheduled unpaid principal balance securitization backed by a pool of residential mortgage loans, to which the Company contributed loans with a scheduled unpaid principal balance of approximately $22.9 million.
•As of June 30, 2024, the weighted average coupon of our residential whole loans portfolio increased to 7.71%, 60 basis points higher than at the end of the first quarter 2024 and 287 basis points higher than at the end of the second quarter of 2023.

Capital Markets Activity
•Subsequent to the end of the second quarter, on July 25, 2024, the Company issued $50 million of senior unsecured notes due 2029 with a coupon of 9.50%. This issuance is intended to be accretive, driving incremental asset expansion and earnings growth. The Company intends to use the majority of the net proceeds from the offering for general corporate purposes, which may include the acquisition of non-qualified residential mortgage loans and other target assets primarily sourced from the Company's affiliated proprietary mortgage lending platform or other target assets through the secondary market in a manner consistent with the Company's strategy and investment guidelines. Additionally, the Company used the net proceeds from the offering to repurchase 1,707,922 shares of the Company's common stock owned by Xylem Finance, LLC, an affiliate of Davidson Kempner Capital Management LP, for an aggregate repurchase price of approximately $20.0 million.
•As of June 30, 2024, the Company was a party to three loan financing lines which permit borrowings in an aggregate amount of up to $1.1 billion, of which approximately $101 million is drawn, leaving capacity of approximately $950 million for new loan purchases.

Balance Sheet
•Target assets totaled $1.9 billion as of June 30, 2024.
•The Company held residential mortgage whole loans with fair value of $158.9 million as of June 30, 2024.
•The recourse debt to equity ratio was 1.2x as of June 30, 2024.
oAs of today’s date, our recourse debt to equity ratio is approximately 0.9x. This reflects the maturity of short-term U.S. Treasuries and their corresponding repurchase agreements held at the end of the second quarter, as well as the subsequent issuance of $50 million of senior unsecured notes and $20 million share repurchase.
oOur recourse debt to equity ratio is expected to increase as current-market coupon loans are purchased, but is expected to remain below 2.5x.

Dividend
On August 6, 2024, the Company declared a dividend of $0.32 per share of common stock, which will be paid on August 30, 2024, to common stockholders of record as of August 22, 2024.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, August 6, 2024 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 10190401

The playback can be accessed through August 20, 2024.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”) peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
INTEREST INCOME, NET
Interest income	$25,902	$23,763	$51,114	$47,503
Interest expense	16,439	17,311	33,072	34,252
NET INTEREST INCOME	$9,463	$6,452	$18,042	$13,251

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	$(6,770)	$(4,169)	$(8,192)	$(15,012)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	2,658	379	13,342	10,569
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	$(4,112)	$(3,790)	$5,150	$(4,443)

EXPENSES
Operating expenses	$1,333	$2,214	$3,333	$4,418
Operating expenses incurred with affiliate	456	607	971	1,073
Due diligence and transaction costs	359	21	409	21
Stock compensation	630	207	1,260	748
Securitization costs	1,410	1,027	1,583	1,910
Management fee incurred with affiliate	1,294	1,493	2,606	3,015
Total operating expenses	$5,482	$5,569	$10,162	$11,185

INCOME (LOSS) BEFORE INCOME TAXES	$(131)	$(2,907)	$13,030	$(2,377)
Income tax expense	142	781	429	781
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$(273)	$(3,688)	$12,601	$(3,158)
Other comprehensive income (loss)	125	(242)	1,828	14,562
TOTAL COMPREHENSIVE INCOME (LOSS)	$(148)	$(3,930)	$14,429	$11,404

Basic earnings (loss) per common share	$(0.01)	$(0.15)	$0.51	$(0.13)
Diluted earnings (loss) per common share	$(0.01)	$(0.15)	$0.50	$(0.13)

Weighted average number of common shares outstanding:
Basic	24,810,021	24,686,881	24,792,918	24,674,875
Diluted	24,810,021	24,686,881	24,973,501	24,674,875

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	June 30, 2024	December 31, 2023
ASSETS
Residential mortgage loans - at fair value	$158,940	$380,040
Residential mortgage loans in securitization trusts - at fair value	1,447,901	1,221,067
RMBS - at fair value	266,752	472,058
U.S. Treasury securities - at fair value	149,957	149,927
Cash and cash equivalents	43,956	41,625
Restricted cash	2,146	2,871
Principal and interest receivable	6,174	7,501
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	1,702	—
Other assets	36,246	32,922
Total assets	$2,113,774	$2,308,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$101,200	$290,610
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts	1,372,272	1,169,154
Securities sold under agreements to repurchase	201,051	193,656
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	—	1,334
Due to broker	181,847	391,964
Accrued expenses	653	985
Accrued expenses payable to affiliate	397	748
Interest payable	460	820
Income taxes payable	78	1,241
Management fee payable to affiliate	10	1,393
Total liabilities	$1,857,968	$2,051,905

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of June 30, 2024: 350,000,000 shares authorized, 24,998,549 shares issued and outstanding. As of December 31, 2023: 350,000,000 shares authorized, 24,965,274 shares issued and outstanding.	$249	$249
Additional paid-in capital	478,328	477,068
Accumulated other comprehensive income (loss)	(3,147)	(4,975)
Retained earnings (deficit)	(219,624)	(216,236)
Total stockholders’ equity	$255,806	$256,106
Total liabilities and stockholders’ equity	$2,113,774	$2,308,011

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands)
Net income (loss) allocable to common stockholders	$(273)	$(3,688)	$12,601	$(3,158)
Adjustments:
Net unrealized (gains) losses on trading securities	1,813	3,882	1,814	2,277
Net unrealized (gains) losses on derivatives	(2,592)	(12,179)	(3,037)	12,357
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	2,579	4,777	(2,568)	11,104
Net unrealized (gains) losses on residential loans	(4,431)	3,278	(9,502)	(36,159)
Net unrealized (gains) losses on commercial loans	(27)	(136)	(49)	(147)
Non-cash equity compensation expense	630	207	1,260	748
Distributable Earnings	$(2,301)	$(3,859)	$519	$(12,978)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	($ in thousands)
Annualized Distributable Earnings	$(9,204)	$(15,436)	$1,038	$(25,956)
Average total stockholders’ equity	$259,565	$239,991	$258,412	$238,345
Distributable Earnings Return on Average Equity	(3.5)%	(6.4)%	0.4%	(10.9)%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Share of Common Stock
(Unaudited)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$255,806	$263,324	$256,106	$231,802	$232,676
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	73,053	80,599	81,942	97,592	95,326
Stockholders’ equity including economic book value adjustments	$328,859	$343,923	$338,048	$329,394	$328,002

Number of shares of common stock outstanding at period end	24,998,549	24,965,274	24,965,274	24,955,566	24,924,886
Book value per share of common stock	$10.23	$10.55	$10.26	$9.29	$9.34
Economic book value per share of common stock	$13.16	$13.78	$13.54	$13.20	$13.16

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com